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                                                                   Exhibit 10.10



                             LICENSE CLASS 3 LICENSE


                     for the operation of transmission paths

                 for the offering of telecommunication services

                                  to the public

                            by the licensee or others



The Federal Ministry for Post and Telecommunications (licensor) hereby grants, on the basis of the application of 4/25/1997, pursuant to Section 6 Para. 1 No. 1, Para. 2 No. 1 Item c) in conjunction with Section 8 Para. 1 through 3 and Section 50 Para. 2 Clause 1 of the Telecommunications Act (TKG) of July 25, 1996 (Federal Law
Gazette I, p 1120), a License Class 3 license to


                           HERMES EUROPE RAILTEL B.V.,
             DRENTESTRAAT 20, NL-1083 HK AMSTERDAM (THE NETHERLANDS)
                                   (LICENSEE)


for the operation of transmission paths for telecommunication services for the public by the licensee or others.

The application of 4/25/1997 is an integral part of this license.

This license is registered under Number 97 03 067.
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1 OBJECT OF THE LICENSE

1.1 MATERIAL SCOPE

With this license, the licensee acquires the right, in compliance with the Telecommunications Act and the legal regulations based on it, to operate transmission paths in the licensed territory within the framework of License Class 3, across which telecommunication services are offered to the public by it or by others.

The licensee is also entitled to operate transmission paths in the form of radio links, insofar as the necessary frequencies have been assigned to it in keeping with Sections 44 through 48 TKG and the frequency regulations based thereupon. Such frequency assignments are an integral part of this license. The right to further specify the object of the license is reserved if radio frequencies are used for services within the framework of License Class 3.

The license does not entitle the licensee to offer voice telephone service (Section 6 Para. 2 No. 2 TKG), to operate transmission paths for mobile phone services or satellite phone services for the public
(Section 6 Para. 2 No. 1 Items a) and b) TKG), or to operate transmission paths for which an assignment of frequencies for the transmission of broadcast programs (Section 47 Para. 3 TKG) is necessary.

1.2 TERRITORIAL SCOPE

The license pertains to the single toll trunks:

1. From the border crossing with the Netherlands (from the direction of Amsterdam) to the Dusseldorf center city;

2. From the border crossing with Switzerland (from the direction of Basel) to the Stuttgart center city;

3. From the border crossing with France (from the direction of Strasbourg) to the Stuttgart center city;

4. From the Dusseldorf center city to the Frankfurt am Main center city;

5. From the Frankfurt am Main center city to the Stuttgart center city;

and single local trunks within:

6. Dusseldorf;

7. Frankfurt am Main;

8. Stuttgart.
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2 USE OF THE TRAFFIC ROUTES

Based on Section 50 Para. 2 Clause 1 TKG, the licensor conveys to the licensee the right to use, at no charge, public traffic routes for telecommunication lines (Section 3 No. 20 TKG) which it needs to exercise the licensed rights, in accordance with Sections 50 through 58 TKG, insofar as such use does not perpetually restrict the established purpose of the traffic route.


3 INCIDENTAL PROVISIONS

3.1 Changes in the Commercial Register shall be reported to the licensor without delay, with attachment of a certified excerpt from the Commercial Register. The information is needed to allow an evaluation of the continued presence of the license preconditions pursuant to Section 8 Para. 3 Clause 2 No. 2 TKG and to ensure compliance with the obligations upon a change in the licensee and/or a change of ownership status pursuant to Section 9 TKG.

3.2 The offering of transmission paths in accordance with Annex II of the "Directive 92/44/EEC by the Council of June 5, 1992 on Introducing Open Network Access to Leased Lines" (EC Gazette No. L 165 of 6/19/92, p 27), amended by the Commission Decision 94/439/EEC of June 15, 1994 (EC Gazette No. L 181 of 7/15/94, p 40), shall be reported to the licensor without delay. The information is needed in order to determine the market share with regard to the obligation to provide universal services pursuant to Section 18 Para. 1 TKG.

3.3 The licensee is instructed to appoint the safety representative, to submit the documents named in Section 87 Para. 2 TKG, and to issue the statement pursuant to Section 87 Para. 2 Clause 2 TKG, all prior to the initial commissioning.


4 REMARKS

4.1 As long as transmission capacity is provided by the licensee's telecommunications installation exclusively in the manner depicted under Points
5.1 through 5.3 of the license application and no end-customers are connected to the telecommunications installation, no technical precautions shall be instituted to apply monitoring measures pursuant to Section 88 of the Telecommunications Act, until further notice. Such precautions are necessary as soon as end-customers are connected to the telecommunications installation. They can similarly become necessary if telecommunication services other than those indicated in the license application are provided by way of the telecommunications installation.
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The licensee is urged to comply with this provision in the planning and execution of its telecommunications installation; noncompliance can result in revocation of the license pursuant to Section 15 of the Telecommunications Act.

The fundamental statutory obligations from the provisions of Sections 100a and 100b of the Code of Criminal Procedure, the Law on Restricting Mail, Postal, and Communications Confidentiality, and Sections 39 through 43 of the External Economic Relations Act are unaffected by this license provision.

4.2 Granting of the license is subject to a fee pursuant to Section 16 Para. 1 Clause 1 TKG. The fee is established through a separate ruling, based on the legal regulation to be issued pursuant to
Section 16 Para. 1 Clause 2 TKG.

4.3 Any assignments of frequencies to operate transmission paths in the form of radio links are subject to a fee and to contributions pursuant to Section 48 TKG and the legal regulations issued on the basis of this provision. Frequency assignment fees and frequency usage contributions are established through separate rulings. Changes in assignment and new assignments of frequencies are effected through independent administrative acts.

4.4 Under Section 8 Para. 2 Clause 2 TKG, further incidental provisions can be added to this license even after it is granted.

4.5 It is pointed out that in addition to this license, the special provisions of the TKG must be complied with.


                         INSTRUCTIONS ON RIGHT OF APPEAL

Action can be brought against this administrative act within one month of publication before the Cologne Administrative Court, Appellhofplatz, 50667 Cologne, in written form or through recording by the court clerk. The statement of claim must indicate the plaintiff, the defendant, and the subject of the dispute. It should contain a specific petition. The supporting facts and evidence should be indicated. Enclosed with the statement of claim and annexes should be as many copies as is necessary for all involved parties to receive a copy.


Federal Ministry for
Post and Telecommunications         Bonn, 7/18/1997

Signed,

[signature]

Knobloch          [illegible seal]